UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2019

Medidata Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34387 (Commission File Number)	13-4066508 (IRS Employer Identification No.)

350 Hudson Street, 9th Floor New York, New York (Address of principal executive offices)	10014 (Zip Code)

Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.01	MDSO	The NASDAQ Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Medidata Solutions, Inc., a Delaware corporation (the “Company”), held its special meeting of stockholders on August 16, 2019 (the “Special Meeting”).  A definitive merger proxy statement on Schedule 14A with respect to the Special Meeting was filed with the Securities and Exchange Commission on July 19, 2019.  Descriptions of each of the proposals voted upon at the Special Meeting are contained in the definitive merger proxy statement.  At the close of business on July 19, 2019, the record date of the Special Meeting, the Company had 62,449,313 shares of its common stock, par value $0.01 (the “Common Stock”), issued and outstanding and entitled to vote at the Special Meeting.  The holders of a total of 49,093,637 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting were present in person or represented by proxy at the Special Meeting, which constituted a quorum for the purpose of the Special Meeting.

At the Special Meeting, stockholders of the Company (1) approved the adoption of the Agreement and Plan of Merger, dated as of June 11, 2019 (the “Merger Agreement”), by and among the Company, Dassault Systèmes SE, a societas Europaea (European company) organized under the laws of France (“Dassault Systèmes”), Dassault Systèmes Americas Corp., a Delaware corporation and a wholly-owned subsidiary of Dassault Systèmes (“Parent”), and 3DS Acquisition 6 Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly-owned subsidiary of Parent and (2) approved, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger.

The following is a summary of the final voting results with respect to each of the proposals, including the number of votes cast for and against, and the number of abstentions.

Proposal 1: A proposal to adopt the Merger Agreement:

For	Against	Abstain	Broker Non-Votes
48,717,311	22,643	353,683	—

Proposal 2: A proposal to approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger:

For	Against	Abstain	Broker Non-Votes
43,455,340	5,185,455	452,842	—

Proposal 3: In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement (the “Adjournment Proposal”).  The Adjournment Proposal was rendered moot in light of the approval of the proposal to adopt the Merger Agreement.

Item 8.01.  Other Events.

On August 19, 2019, the Company issued a press release (the “Press Release”) announcing the results of the Special Meeting.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 26, 2019, the Company and Dassault Systèmes submitted a joint voluntary notice for review by the Committee on Foreign Investment in the United States (“CFIUS”), which CFIUS accepted for review by letter dated August 8, 2019.  In that letter, CFIUS confirmed that August 8, 2019 is the first day of the initial 45-day review period, and that this initial review will conclude no later than September 23, 2019.  The consummation of the Merger remains subject to the receipt of CFIUS clearance, as well as other customary closing conditions.  Subject to satisfaction of those conditions, the Company currently expects the Merger to close in the third or fourth calendar quarter of 2019.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 19, 2019.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.

Date: August 19, 2019
	By:	/s/ Michael I. Otner
		Name:	Michael I. Otner
		Title:	Executive Vice President—General Counsel and Secretary